UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Rio Vista Drive

Clearwater, Florida 33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

15550 Lightwave Drive

Clearwater, Florida 33760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Draw on Letter of Credit by MC Test Service, Inc. and Related Transaction With Optel Capital, LLC

As previously reported, effective as of January 31, 2005, Digital Lightwave, Inc. (the “Company”) entered into a letter agreement with MC Test Service, Inc. (“MC Test”) whereby MC Test provides outsourced manufacturing services to the Company. On March 15, 2005, Optel Capital, LLC (“Optel”), an entity controlled by the Company’s largest stockholder and current chairman of the board of directors, Dr. Bryan J. Zwan, established an irrevocable letter of credit (the “Letter of Credit”) in the amount of $6.0 million on behalf of the Company and naming MC Test as beneficiary. On December 16, 2005, Optel renewed the Letter of Credit for $2.0 million and extended the expiration date to December 30, 2006. With the Letter of Credit in place, MC Test has extended to the Company regular payment terms to pay for purchased production material.

On August 4, 2006, MC Test drew down $234,965 of the Letter of Credit for outsourced manufacturing services provided to the Company by MC Test. In order to reimburse Optel for the draw on the Letter of Credit, on August 4, 2006, the Company issued a secured promissory note to Optel in the original principal amount of $234,965. The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In order to reimburse Optel for the draw on the Letter of Credit, on August 4, 2006, the Company issued a secured promissory note to Optel in the original principal amount of $234,965. The obligation evidenced by the secured promissory note bears interest at 10.0% per annum and is secured by a security interest in substantially all of the Company’s assets. Principal and any accrued but unpaid interest under the secured promissory note is due and payable upon demand by Optel at any time after August 31, 2006; provided, however, that the entire unpaid principal amount, together with accrued but unpaid interest, shall become immediately due and payable upon demand by Optel at any time on or following the occurrence of any of the following events: (a) the sale of all or substantially all of the Company’s assets or, subject to certain exceptions, any merger or consolidation of the Company with or into another corporation; (b) the inability of the Company to pay its debts as they become due; (c) the dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (d) the execution by the Company of a general assignment for the benefit of creditors; (e) the commencement of any proceeding against the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within ninety (90) days after the date commenced; or (f) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

The secured promissory note is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such documents.

The Company continues to have insufficient short-term resources for the payment of its current liabilities. As of August 4, 2006, the Company has been unable to secure any financing agreement or to restructure its financial obligations with Optel.

As of August 4, 2006, the Company owed Optel approximately $54.1 million in principal plus approximately $9.2 million of accrued interest thereon, which debt is secured by a first priority security interest in substantially all of the Company’s assets and such debt accrues interest at a rate of 10.0% per annum. The maturity dates and corresponding payment schedules related to these obligations are as follows:

•	Secured Convertible Promissory Note. Pursuant to that certain secured convertible promissory note, dated as of September 16, 2004, the Company borrowed $27.0 million from Optel on the following terms (the “Secured Convertible Promissory Note”):

•	Accrued and unpaid interest as of September 16, 2004, plus interest that accrued on such accrued and unpaid interest and interest that accrued on the $27.0 million outstanding principal from September 16, 2004 became due and payable on September 16, 2005, is now currently due and payable on demand at any time, and as of August 4, 2006 was approximately $3.7 million; and

•	Interest that accrues from September 17, 2005, is currently due and payable on demand at any time and as of August 4, 2006 was approximately $2.7 million; and

•	$27.0 million in principal is currently due and payable on demand at any time.

•	Short-Term Notes. Pursuant to those several short-term secured promissory notes issued by the Company to Optel since September 30, 2004, the Company has borrowed approximately an additional $27.1 million on the following terms (the “Short-Term Notes”):

•	Approximately $26.2 million in principal, plus accrued interest which as of August 4, 2006 was approximately $2.8 million, is currently due and payable on demand at any time; and

•	Approximately $855,369 in principal, plus accrued interest which as of August 4, 2006 was approximately $3,000, is due and payable on demand at any time after August 31, 2006.

Approximately $62.4 million of principal and accrued interest is currently due and payable on demand.

All of the foregoing transactions with Optel were approved by the Company’s board of directors, upon the recommendation of a special committee of the board. The special committee is composed solely of independent directors.

If the Company is not able to obtain financing, it expects that it will not have sufficient cash to fund its working capital and capital expenditure requirements for the near term and will not have the resources required for the payment of its current liabilities when they become due. The Company’s ability to meet cash requirements and maintain sufficient liquidity over the next 12 months is dependent on the Company’s ability to obtain additional financing from funding sources which may include, but may not be limited to Optel. Optel currently is, and continues to be, the principal source of financing for the Company. The Company has not identified any funding source other than Optel that would be prepared to provide current or future financing to the Company.

The Company is continuing its discussions with Optel to restructure the Short-Term Notes and the Secured Convertible Promissory Note by extending the maturity date of such debt, and to arrange for additional short-term working capital. If the Company does not reach an agreement to restructure the Short-Term Notes and the Secured Convertible Promissory Note, and obtain additional financing from Optel, the Company will be unable to meet its obligations to Optel and other creditors, and in an attempt to collect payment, creditors including Optel, may seek legal remedies.

The Company cannot assure that it will be able to obtain adequate financing, that it will achieve profitability or, if it achieves profitability that the profitability will be sustainable or that it will continue as a going concern. As a result, the Company’s independent registered public accounting firm has included an explanatory paragraph for a going concern in its report for the year ended December 31, 2005, that was included in the Company’s Annual Report on Form 10-K filed on March 30, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on August 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: August 10, 2006	By:	/s/ Kenneth T. Myers
Kenneth T. Myers
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on August 4, 2006.